Exhibit 99.2

[    ] October 2013

Autohome Inc.

10th Floor Tower B, CEC Plaza,

3 Dan Ling Street,

Haidian District, Beijing

The People’s Republic of China

Ladies and Gentlemen,

Re: Legal Opinion

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on PRC Laws (as defined in Section I). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan.

We act as PRC counsel to Autohome Inc (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (a) the Company’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, including the prospectus that forms a part of the Registration Statement, relating to the offering by the Company of a certain number of the Company’s American Depositary Shares (the “ADSs”), each representing Class A ordinary shares with a par value US$0.01 per share of the Company, and (b) the sale of the Company’s ADSs and listing of the Company’s ADSs on the New York Stock Exchange. We have been requested to give this Opinion as to the matters set forth below.

In rendering this Opinion, we have examined the Registration Statement and the Prospectus, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (the “Documents”). In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and the Prospectus and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. All the Documents and the factual statements provided to us by the Company and the PRC Companies, including but not limited to those set forth in the Documents, are complete, true and accurate. Where important facts were not independently established to us, we have relied upon certificates issued by the Government Agency (as defined in Section I) with proper authority and the appropriate representatives of the Company and/or the PRC Operating Entities with the proper powers and functions.

We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all Documents submitted to us as originals, and the conformity with the originals of all Documents submitted to us as copies, and the truthfulness, accuracy and completeness of all Documents and the factual statements in such Documents. We have further assumed that the Documents provided to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied or supplemented except as otherwise indicated in such Documents.

I.	Definitions

The following terms as used in this Opinion are defined as follows:

“Affiliated Companies”	means Beijing Autohome Information Technology Co., Ltd. (or Autohome Information), Shengtuo Hongyuan Information Technology Co., Ltd. (or Hongyuan Information), Shengtuo Chengshi Advertising Co., Ltd.(or Chengshi Advertising) Beijing Shengtuo Autohome Advertising Co., Ltd. (or Autohome Advertising), Shanghai You Che You Jia Advertising Co., Ltd.(or Shanghai Advertising) and Guangzhou You Che You Jia Advertising Co., Ltd.(or Guangzhou Advertising).

“Government Agency”	means any national, provincial, municipal or local governmental authority, agency or body having jurisdiction over any of the PRC Operating Entities in the PRC.

“Governmental Authorization”	means all consents, approvals, authorizations, permissions, orders, registrations, filings, licenses, clearances and qualifications of or with any Government Agency.

“BVI Subsidiary”	means Cheerbright International Holdings Ltd., a company incorporated under the laws of the British Virgin Islands and of which 100% equity interest is directly owned by the Company.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices and supreme court judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“PRC Subsidiary”	means Beijing Cheerbright Technologies Co., Ltd.

“PRC Operating Entities”	means the PRC Subsidiary and the Affiliated Companies.

Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Underwriting Agreement.

II.	Opinions

1.	The PRC Subsidiary has been duly organized and is validly existing as a wholly foreign owned enterprise under the PRC Laws, with legal person status and corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus; the PRC Subsidiary is duly qualified to transact business within the business scope as specified in its business license in the PRC; the registered capital of the PRC Subsidiary has been duly authorized and is fully paid and is owned by BVI Subsidiary; the registered capital of the PRC Subsidiary is owned free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert or exchange any obligations into any shares of capital stock or of ownership interests in the PRC Subsidiary are outstanding; the PRC Subsidiary has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under the PRC Laws for the ownership interest by BVI Subsidiary of the relevant equity interest in the PRC Subsidiary; the articles of association and the business license of the PRC Subsidiary comply with the requirements of applicable PRC Laws and are in full force and effect.

2.	The description of the corporate structure of the Company and the various contracts between the PRC Subsidiary and the Affiliated Companies listed in Schedule I attached hereto (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”) as set forth in the Registration Statement and the Prospectus under the captions “Corporate History and Structure”, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. Except as disclosed in the Registration Statement and the Prospectus, the ownership structure of the Company and the PRC Operating Entities, individually or in the aggregate, does not violate or breach any applicable PRC Laws.

3.	Except as disclosed in the Registration Statement and the Prospectus, the entering into and the consummation of the transactions contemplated in the Corporate Structure Contracts constitute legal, valid and binding obligations of all the parties thereto, enforceable against all the parties thereto, in accordance with their terms; all Governmental Authorization, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated in the Corporate Structure Contracts, except for those in connection with the future transfer of the equity interest in Autohome Information, as the case may be, as contemplated under the applicable Corporate Structure Contracts, have been obtained, made and/or taken and are in full force and effect; the obligations undertaken by and the rights granted to each party to the Corporate Structure Contracts are legally permissible under PRC Laws.

4.	According to the “Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors” (the “M&A Rule”), issued by the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and SAFE on August 8, 2006, offshore special purpose vehicles, or SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals are required to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. Except as disclosed in the Registration Statement and the Prospectus, under current PRC Laws, neither CSRC approval nor any other Governmental Authorization is required in the context of the Offering, and as such the Company is not required to submit an application to the CSRC for its approval of the listing and trading of the ADSs on the NYSE.

5.	The statements set forth in the Registration Statement and the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Related Party Transactions,” “Business,” “Corporate History and Structure,” “Regulation,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Taxation” and “Taxation,” insofar as such statements describe or summarize PRC legal or regulatory matters referred to therein, are true, accurate in all material respect and fairly present and summarize the PRC legal and regulatory matters referred to therein in all material aspects.

III.	Qualifications

This Opinion is subject to the following qualifications:

(i)	This Opinion relates only to the PRC Laws and we express no opinion as to any other laws or regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(ii)	This Opinion is intended to be used in the context that is specifically referred to herein.

(iii)	This Opinion , in so far as it relates to the validity and enforceability of a contract, is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations of bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable or fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and any entitlement to attorneys’ fees and other costs.

(iv)	The opinion is subject to the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided for herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent, except where such disclosure is required to be made by applicable law or is requested by the SEC or any other regulatory agencies.

Yours faithfully,

TransAsiaLawyers

SCHEDULE I

Corporate Structure Contracts

1.	Restated Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Autohome Information dated June 7, 2011

2.	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Beijing Shengtuo Hongyuan Information Technology Co., Ltd. dated November 8, 2010

3.	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Beijing Shengtuo Chengshi Advertising Co., Ltd. dated November 12, 2010

4.	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Beijing Shengtuo Autohome Advertising Co., Ltd. dated September 21, 2010

5.	Restated Loan Agreement between Autohome WFOE and Zhi Qin dated June 7, 2011

6.	Restated Loan Agreement between Autohome WFOE and Zheng Fan dated June 7, 2011

7.	Restated Loan Agreement between Autohome WFOE and Xiang Li dated June 7, 2011

8.	Restated Equity Option Agreement among Autohome WFOE, Autohome Information and Zhi Qin dated June 7, 2011

9.	Restated Equity Option Agreement among Autohome WFOE, Autohome Information and Xiang Li dated June 7, 2011

10.	Restated Equity Option Agreement among Autohome WFOE, Autohome Information and Zheng Fan dated June 7, 2011

11.	Equity Option Agreement among Autohome WFOE, Autohome Information and Beijing Shengtuo Hongyuan Advertisement Co., Ltd. dated November 8, 2010

12.	Equity Option Agreement among Autohome WFOE, Autohome Information and Beijing Shengtuo Chengshi Information Advertising Co., Ltd. dated November 12, 2010

13.	Equity Option Agreement among Autohome WFOE, Autohome Information and Beijing Shengtuo Autohome Advertising Co., Ltd. dated September 21, 2010

14.	Restated Equity Interest Pledge Agreement between Autohome WFOE and Zhi Qin dated August 23, 2011

15.	Restated Equity Interest Pledge Agreement between Autohome WFOE and Xiang Li dated August 23, 2011

16.	Restated Equity Interest Pledge Agreement between Autohome WFOE and Zheng Fan dated August 23, 2011

17.	Equity Interest Pledge Agreement between Autohome WFOE and Autohome Information dated November 8, 2010 regarding Beijing Shengtuo Hongyuan Advertisement Co., Ltd.

18.	Equity Interest Pledge Agreement between Autohome WFOE and Autohome Information dated November 12, 2010 regarding Beijing Shengtuo Chengshi Information Adverting Co., Ltd.

19.	Equity Interest Pledge Agreement between Autohome WFOE and Autohome Information dated September 21, 2010 regarding Beijing Shengtuo Autohome Advertising Co., Ltd.

20.	Power of Attorney issued by Zhi Qin dated June 7, 2011 regarding Autohome Information

21.	Power of Attorney issued by Xiang Li dated June 7, 2011 regarding Autohome Information

22.	Power of Attorney issued by Zheng Fan dated June 7, 2011 regarding Autohome Information

23.	Power of Attorney issued by Autohome Information dated November 12, 2010 regarding Beijing Shengtuo Hongyuan Advertisement Co., Ltd.

24.	Power of Attorney issued by Autohome Information dated November 12, 2010 regarding Beijing Shengtuo Chengshi Information Advertising Co., Ltd.

25.	Power of Attorney issued by Autohome Information dated September 21, 2010 regarding Beijing Shengtuo Autohome Advertising Co., Ltd.

26.	Supplementary Agreement to Exclusive Technical Consulting and Services Agreement between Autohome WFOE and Beijing Shengtuo Chengshi Advertising Co., Ltd. dated July 22, 2011

27.	Supplementary Agreement to Exclusive Technical Consulting and Services Agreement between Beijing Shengtuo Hongyuan Information Technology Co., Ltd. and Autohome WFOE dated July 22, 2011

28.	Supplementary Agreement to Exclusive Technical Consulting and Services Agreement between Beijing Shengtuo Autohome Adverting Co., Ltd. and Autohome WFOE dated July 22, 2011

29.	Supplementary Agreement to Restated Exclusive Technical Consulting and Services Agreement between Beijing Autohome Information Technology Co., Ltd. and Autohome WFOE dated July 22, 2011

30.	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Shanghai Advertising dated December 31, 2011

31.	Loan Agreement between Autohome WFOE and Zhi Qin dated December 31, 2011 and Loan Agreement between Autohome WFOE and Zhi Qin dated July 2, 2012

32.	Loan Agreement between Autohome WFOE and Zheng Fan dated December 31, 2011 and Loan Agreement between Autohome WFOE and Zheng Fan dated July 2, 2012

33.	Loan Agreement between Autohome WFOE and Xiang Li dated December 31, 2011 and Loan Agreement between Autohome WFOE and Xiang Li dated July 2, 2012

34.	Equity Option Agreement among Autohome WFOE, Shanghai Advertising and Zhi Qin dated July 2, 2012

35.	Equity Option Agreement among Autohome WFOE, Shanghai Advertising and Zheng Fan dated July 2, 2012

36.	Equity Option Agreement among Autohome WFOE, Shanghai Advertising and Xiang Li dated July 2, 2012

37.	Equity Interest Pledge Agreement between Autohome WFOE and Zhi Qin dated July 2, 2012

38.	Equity Interest Pledge Agreement between Autohome WFOE and Zheng Fan dated December July 2, 2012

39.	Equity Interest Pledge Agreement between Autohome WFOE and Xiang Li dated July 2, 2012

40.	Power of Attorney issued by Zhi Qin dated April 3, 2013 regarding Shanghai Advertising

41.	Power of Attorney issued by Zheng Fan dated April 3, 2013regarding Shanghai Advertising

42.	Power of Attorney issued by Xiang Li dated April 3, 2013 regarding Shanghai Advertising

43.	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Guangzhou Advertising dated May 8, 2012

44.	Loan Agreement between Autohome WFOE and Zhi Qin dated May 8, 2012

45.	Loan Agreement between Autohome WFOE and Zheng Fan dated May 8, 2012

46.	Loan Agreement between Autohome WFOE and Xiang Li dated May 8, 2012

47.	Equity Option Agreement among Autohome WFOE, Guangzhou Advertising and Zhi Qin dated May 8, 2012

48.	Equity Option Agreement among Autohome WFOE, Guangzhou Advertising and Zheng Fan dated May 8, 2012

49.	Equity Option Agreement among Autohome WFOE, Guangzhou Advertising and Xiang Li dated May 8, 2012

50.	Equity Interest Pledge Agreement between Autohome WFOE and Zhi Qin dated December 31, 2011

51.	Equity Interest Pledge Agreement between Autohome WFOE and Zheng Fan dated December 31, 2011

52.	Equity Interest Pledge Agreement between Autohome WFOE and Xiang Li dated December 31, 2011

53.	Power of Attorney issued by Zhi Qin dated April 3, 2013 regarding Guangzhou Advertising

54.	Power of Attorney issued by Zheng Fan dated April 3, 2013 regarding Guangzhou Advertising

55.	Power of Attorney issued by Xiang Li dated April 3, 2013 regarding Guangzhou Advertising